SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (date of earliest event reported): March 7, 2002

                              GEOWORKS CORPORATION
             (Exact name of registrant as specified in its charter)

   Delaware
(State or other                                              94-2920371
jurisdiction of               000-23926             (IRS Employer Identification
incorporation)        (Commission File Number)                 Number)

          6550 Vallejo Street, Suite 102                        94608
                  Emeryville, CA                             (Zip Code)
     (Address of principal executive offices)

Registrant's telephone number, including area code:  (510) 428-3900

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Items 1-4.  Not Applicable.

Item 5.  Other Events.

On March 7, 2002, Geoworks Corporation, a Delaware corporation (the "Registrant"), issued a press release entitled "Geoworks Names Steve Mitchell New President and CEO." The text of the press release is filed herewith as
Exhibit 99.1 and incorporated herein by this reference. The press release announced that the Registrant has appointed Steve Mitchell president and chief executive officer, accepted the resignation of Dave Grannan as president and chief executive officer, and named Mr. Grannan chairman of the board of directors. The news release also announced the promotion of Ashley Griffiths to vice president of worldwide sales and marketing, the appointment of Jim Judge as a new member of the board of directors, and the resignations of Kevin Neylon, former chairman of the board, Andrew Cole and Kevin Fitzgerald from the board of directors.

The press release also contained cautionary statements identifying important factors that could cause actual results of the Registrant to differ materially from those described in forward-looking statements of the Registrant made therein.

Item 6. Not Applicable.

Item 7. Exhibits.

        99.1  Press Release dated March 7, 2002.

Item 8. Not Applicable.

Item 9. Not Applicable.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 12, 2002                Geoworks Corporation



                                     By:
                                        --------------------------------------
                                        Timothy J. Toppin
                                        Vice President,
                                        Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.    Description

99.1           Press Release dated March 7, 2002.



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